KPMG LLP 12 Marina View, #15-01 Asia Square Tower 2 Singapore 018961 Telephone Fax Website +65 6213 3388 +65 6225 0984 kpmg.com.sg KPMG LLP (Registration No. T08LL1267L), an accounting limited liability partnership registered in Singapore under the Limited Liability Partnerships Act 2005 and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. April 29, 2024 Securities and Exchange Commission Washington, D.C. 20549 Ladies and Gentlemen: We are currently principal accountants for GLOBALFOUNDRIES Inc. and, under the date of April 29, 2024, we reported on the consolidated financial statements of GLOBALFOUNDRIES Inc. as of and for the years ended December 31, 2023 and 2022, and the effectiveness of internal control over financial reporting as of December 31, 2023. On January 23, 2024, we were notified that GLOBALFOUNDRIES Inc. will engage PricewaterhouseCoopers LLP (“PwC”) as its principal accountant for the year ending December 31, 2024 and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of GLOBALFOUNDRIES Inc.’s consolidated financial statements as of and for the year ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023, and the issuance of our reports thereon. We have read GLOBALFOUNDRIES Inc.’s statements included under Item 16F of its Form 20-F dated April 29, 2024, and we agree with such statements, except that we are not in a position to agree or disagree with GLOBALFOUNDRIES Inc’s stated reason for changing principal accountants, and we are not in a position to agree or disagree with GLOBALFOUNDRIES Inc.’s statement that PwC was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on GLOBALFOUNDRIES Inc.’s consolidated financial statements or the effectiveness of internal control over financial reporting. Very truly yours, /s/ KPMG LLP Singapore